                                                                   Exhibit 10.14
                                                                      REV. 12/01
                                                       Effective January 1, 2002





      AMENDMENT THREE TO LICENSE AND SUPPLY AGREEMENT
      -----------------------------------------------

      This Amendment Three to the License and Supply Agreement ("Amendment") is made effective as of January 1, 2002 ("Effective Date") by and between Symyx Technologies, Inc., a Delaware corporation, having a place of business at 3100 Central Expressway, Santa Clara, CA ("Symyx"), and Argonaut Technologies, Inc., a Delaware corporation having a place of business at 1101 Chess Drive, Foster City, CA, 94404 ("Argonaut").

      WHEREAS, Symyx and Argonaut entered into a license and Supply Agreement dated August 6, 1999, which was amended on May 2, 2000, and June 28, 2001 (the "L&S Agreement"), by which the parties agreed to license, develop and sell Products (as defined in the L&S Agreement); and Symyx and Argonaut desire to further amend the L&S Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the L&S Agreement, Symyx and Argonaut hereby agree to modify the L&S Agreement as follows:

      1. The following Section 6.7 shall be inserted after Section 6.6:

            6.7 Minimum Royalties. Notwithstanding Section 6.1, Argonaut agrees to pay at least the following minimum royalties for the licenses and other rights granted herein ("Minimum Royalty"). For the calendar year 2002, the Minimum Royalty shall be six hundred thousand dollars ($600,000), for the calendar year 2003, the Minimum Royalty shall be six hundred fifty thousand dollars ($650,000), for the calendar year 2004, the Minimum Royalty shall be four hundred fifty thousand dollars ($450,000). The Minimum Royalty shall be the minimum amount Argonaut shall be required to pay Symyx in total royalties for each respective calendar year pursuant to this Article 6. Minimum Royalties shall be payable on a quarterly basis. For calendar year 2002, the Minimum Royalty shall be payable as follows:

                         2002                         Amount
                    First Quarter                    $132,000
                    Second Quarter                   $132,000
                    Third Quarter                    $146,000
                    Fourth Quarter                   $190,000

            For subsequent years of the Term, Minimum Royalties payable each quarter shall be determined in the following manner: Argonaut shall prepare a bona fide annual sales forecast for the upcoming year no later than December 1 of the preceding year, which forecast shall be consistent with its sales and revenue forecast produced for internal budget and planning purposes, and shall provide such forecast to Symyx along with a proposed quarterly payment schedule for the Minimum Royalty for that year. The proposed quarterly payment schedule shall reflect quarterly payments bearing the same proportion to the Minimum Royalty as the sales forecasts for such quarter bears to the annual sales forecast, provided that each quarterly payment shall be no less than fifteen percent (15%) of the Minimum Royalty for that calendar year.

              Should the total royalties paid or due to Symyx by Argonaut under
              Section 6.1 for any calendar quarter be less than the Minimum Royalty payments under the payment schedule for that calendar quarter, Argonaut agrees to pay such difference to Symyx within sixty (60) days of the end of that calendar quarter. If at any point during the calendar year, the actual royalties due to Symyx by Argonaut for that calendar year exceeds the Minimum Royalty for that calendar year, Argonaut shall not be required to pay any further Minimum Royalties for such year, provided, however, that Argonaut shall still be liable for all royalties actually incurred pursuant to Section 6.1.

     2.  Section 11.1. shall be deleted and replaced by the following section:

          11.1  Term. This Agreement shall be in force for a period of three
          (3) years from the Effective Date of Amendment Three, unless terminated earlier as provided in Article 11, (such period, the "Term").

     3. Section 13.11 shall be updated to reflect Argonaut's new address of 1101 Chess Drive, Foster City, CA, 94404, Att: CEO & President.

     4. Exhibit D (Rev. 4-00) and Exhibit F (Rev. 6-01) shall be replaced and superceded Exhibit D (Rev. 11-01) and Exhibit F (Rev. 11-01), attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment.

ARGONAUT TECHNOLOGIES, INC.                    SYMYX TECHNOLOGIES, INC.

   /s/  Lissa Goldenstein                            /s/ Steven Goldby
By:----------------------------                By:----------------------------
        Lissa Goldenstein                               Steven Goldby
Name: -------------------------                Name:--------------------------
      Pres/CEO                                      CEO
Title:-------------------------                Title:-------------------------
       12/13/01                                      12/13/01
Date:--------------------------                Date:--------------------------

                                   EXHIBIT D
                                   ---------

PATENT RIGHTS

Primary
-------
US 6,306,658 (based on US Ser. No. 09/211,982)
PCT Pat. Appl. No. WO 00/09/09255
US Ser. No. 09/177,170
US Ser. NO. 09/417,125
US Ser. No. 09/239,223


ANCILLARY
US 5,985,356
US 6,004,617
US 6,030,917
US 6,248,540
EP 978499
EP 985678
EP 983983

                                   EXHIBIT F
                                   ---------

                                Buyers' License


ENDEAVOR(TM) PATENT LICENSE: Seller is selling the Instrument (defined below) to
---------------------------
Buyer under license from Symyx Technologies, Inc., Santa Clara, CA ("Symyx"), the owner of certain Licensed Patents (defined below), and Seller desires to grant to Buyer an express, limited license on the following terms and effective upon the date of delivery of the Instrument (the "Effective Date"):

     a)Definitions. "Instrument" shall mean the Endeavor(TM) instrument as sold by Seller to Buyer, without modification or enhancement affecting the functional performance capabilities thereof, without software integration with other instruments or systems, and without physical integration with other instruments or systems affecting the functional performance capabilities of the Endeavor instrument. "Licensed Patents" shall mean U.S. Patent No. 6,306,658 as well as U.S. and foreign patents issuing from the following patent applications: WO OO/09255; US 09/177,170; IS 09/417,125; US 09/239,223; applications claiming priority to one or more of the foregoing; and other patent applications or patents designated in writing from time to time by Seller. "Ancillary Patents" shall mean the following U.S. patents and corresponding foreign patents thereof:
US 5,985,356; US 6,004,617; US 6,030,917; US 6,248,540; and EP 978499; EP
985678; and EP 983983, and other patents designated in writing from time to time by Seller. "Buyer" shall mean the bona fide purchaser for value of an Instrument from Seller. "Term" shall mean the period extending from the Effective Date to the date of expiration of the last-to-expire of the Licensed Patents.

     b)Grant. During the Term, Seller hereby grants to Buyer a limited, non-exclusive, worldwide, paid-up license under the Licensed Patents and the Ancillary Patents solely to use the Instrument, including the preparation of materials solely for use in the Instrument.

     c)Reserved Rights. Buyer shall have only those rights expressly granted in subparagraph (b) hereof; all other intellectual property rights related to the manufacture, use or sale of the Instrument, together with related improvements, are expressly reserved to Seller or Symyx.